Exhibit 22.1

List of the Issuer and its Guarantor Subsidiaries

As of July 18, 2026, the following subsidiaries of Advance Auto Parts, Inc. (the “Issuer”) guarantee the 1.75% senior unsecured notes due October 1, 2027 (the "2027 Notes"), 5.95% senior unsecured notes due March 9, 2028 (the "2028 Notes"), the 3.90% senior unsecured notes due April 15, 2030 (the "3.90% 2030 Notes"), the 7.00% senior unsecured notes due August 1, 2030 (the "7.000% 2030 Notes"), the 3.50% senior unsecured notes due March 15, 2032 (the “2032 Notes”) and the 7.375% senior unsecured notes due August 1, 2033 (the "2033 Notes"), each issued by the Issuer:

Entity	Jurisdiction of Incorporation or Organization	2027 Notes	2028 Notes	3.90% 2030 Notes	7.000% 2030 Notes	2032 Notes	2033 Notes
Advance Auto Parts, Inc.	Delaware	Issuer	Issuer	Issuer	Issuer	Issuer	Issuer
Advance Auto Business Support, LLC	Virginia	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Advance Stores Company, Incorporated	Virginia	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
B.W.P. Distributors, Inc.	New York	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Discount Auto Parts, LLC	Virginia	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
E-Advance, LLC	Virginia	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
General Parts Distribution LLC	North Carolina	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
General Parts International, LLC	North Carolina	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
General Parts, Inc.	North Carolina	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Golden State Supply LLC	Nevada	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Straus-Frank Enterprises, LLC	Texas	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Western Auto Supply Company	Delaware	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Western Auto of Puerto Rico, Inc.	Delaware	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Western Auto of St. Thomas, Inc.	Delaware	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor
Worldwide Auto Parts, Inc.	California	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor	Guarantor